Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-182100) and Form S-8 (Nos. 333-188735, 333-151812, 333-122974, 333-108128, 333-56980, and 333-166507) of Cott Corporation of our reports dated August 29, 2014 relating to the financial statements of DSS Group, Inc., which appears in this Current Report on Form 8-K/A of Cott Corporation dated February 24, 2015.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

February 24, 2015